Exhibit 10.36

DEBT REPAYMENT AND CONVERSION AGREEMENT

THIS DEBT REPAYMENT AND CONVERSION AGREEMENT (this “Agreement”), is made as of the 21st day of May, 2021, by and among Apex Fintech Solutions LLC, a Delaware limited liability company formerly named Apex Clearing Holdings LLC (the “Company”), PEAK6 Investments LLC, a Delaware limited liability company (“PEAK6 Investments”) and PEAK6 Group LLC, a Delaware limited liability company (“PEAK6 Group” and together with PEAK6 Investments, the “Investors”). The Company and the Investors may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Investors previously extended credit to the Company pursuant to the terms of (i) that certain Second Amended and Restated Credit Agreement between the Company, as borrower, and PEAK6 Investments, as lender, dated February 19, 2021 (the “Investments CA”), (ii) that certain Credit Agreement between the Company, as borrower, and PEAK6 Group, as lender, dated January 28, 2021, in a principal amount not to exceed $110,000,000, as amended by that Amendment No. 1 to Credit Agreement, dated February 2, 2021 and as further amended by that Amendment No. 2 to Credit Agreement, dated February 19, 2021 (the “Group CA”), (iii) that certain Credit Agreement between the Company, as borrower, and PEAK6 Investments, as lender, dated January 28, 2021, in a principal amount not to exceed $60,000,000, as amended by that Amendment No. 1 to Credit Agreement, dated February 19, 2021 (the “Second Investments CA”) and (iv) that certain Second Amended and Restated Senior Promissory Note (No. Series 1-A), dated February 19, 2021, of the Company, as borrower, in favor of PEAK6 Investments, as lender, in an aggregate principal amount of $45,248,341.32 (the “ETC Acquisition Note”). The Investments CA, Group CA, Second Investments CA and ETC Acquisition Note are collectively referred to herein as the “Loans”.

WHEREAS, as of the date hereof, the current outstanding principal amount of the Loans is $236,105,078.08 (the “Principal”) and the current amount of accrued and unpaid interest with respect to the Loans is $11,772,431.54 (the “Interest”, and together with the Principal, the “Debt”) with a breakdown as follows:

•	Investments CA: $40,856,736.76 of principal and $3,422,802.13 of interest;

•	Group CA: $90,000,000 of principal and $1,390,277.78 of interest;

•	Second Investments CA: $60,000,000 of principal and $950,000.00 of interest;

•	ETC Acquisition Note: $45,248,341.32 of principal and $6,009,351.63 of interest;

WHEREAS, on February 21, 2021, the Company entered into an agreement and plan of merger with Northern Star Investment Corp. II (the “SPAC”) pursuant to which, at the closing thereof (the “SPAC Closing”), and on the terms and subject to the conditions therein, the Company will become a wholly-owned subsidiary of the SPAC, which will be renamed Apex Fintech Solutions, Inc. (the “SPAC Transaction”); and

WHEREAS, the Parties desire to set forth their agreements and understandings with respect to the matters herein set forth to provide for the repayment and/or conversion to equity, in full, of the Loans.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.    Stash Repayment. On the date hereof, the Parties agree that the Company will repay $34,200,000 of Debt owed to PEAK6 Investments (the “Stash Credit”) by means of transferring and conveying to PEAK6 Investments the following capital stock of Stash Financial, Inc. (“Stash”): 798,104 shares of Series F Preferred Stock, 86,103 shares of Series G Preferred Stock and 20,015 shares of common stock (collectively, the “Stash Stock”). The Stash Credit shall be applied to the Investments CA.

2.    Cash Repayment. Immediately prior to the SPAC Closing and contingent on the substantially simultaneous occurrence thereof, the Company will repay, in cash, $120,000,000 of the Loans in the following order until all such $120,000,000 has been utilized (the “Cash Repayment”):

2.1.     First, to any amounts due under the Investments CA that may remain outstanding after the Stash Repayment occurring on the date hereof (and including any additional interest accruals under the Investments CA after the date hereof), then

2.2.    To any amounts due under the Second Investments CA, then

2.3.    To any amounts due under the ETC Acquisition Note, then

2.4.    To any amounts due under the Group CA.

3.    Debt Conversion and Issuance of Units. Immediately prior to the SPAC Closing and contingent on the substantially simultaneous occurrence thereof, the Company shall issue (a) to PEAK6 Investments a number of additional membership interests of the Company (“Units” and, such Units issued to PEAK6 Investments in this clause (a), the “Investments LLC Conversion Units”) equal to the percentage of all Units outstanding (calculated to include the Investments LLC Conversion Units and the Group Conversion Units (as defined below)) determined by dividing (i) the aggregate amount of Loans due to PEAK6 Investments remaining outstanding after the Stash Credit and the Cash Repayment divided by (i) 4,700,000,000 and (b) to PEAK6 Group a number of additional Units (the “Group Conversion Units”) equal to the percentage of all Units outstanding (calculated to include the Investments LLC Conversion Units and the Group Conversion Units) determined by dividing (i) the aggregate amount of Loans due to PEAK6 Group remaining outstanding after the Cash Repayment divided by (i) 4,700,000,000. The Investments LLC Conversion Units and the Group Conversion Units (collectively, the “New Units”) shall be issued in exchange for conversion of (and in full satisfaction of) the Loans (the “Conversion”). As of the Second Closing (as defined below), the Loans, as applicable, shall be deemed repaid and satisfied in full, neither the Company nor the applicable Investor shall have any duties, liabilities, obligations or rights thereunder, and each Loan, as applicable, shall be cancelled and terminated.

4.    Closing; Delivery.

4.1.    The closing of the Stash Repayment shall occur on the date hereof (the “Stash Closing”). At the Stash Closing, the Company shall deliver to PEAK6 Investments the certificates representing the Stash Shares along with stock powers executed in blank.

4.2.     The closing of the Cash Repayment and the Conversion (the “Second Closing”) shall take place remotely via the exchange of documents and signatures on the date on which the SPAC Closing occurs. At the Second Closing, the Company shall deliver cash to each Investor, as the case may be, as provided in Section 2 and Units, to each applicable Investor, representing the New Units due to such Investor as provided in Section 3.

4.3.    Prior to, at and after the Stash Closing and the Second Closing, each of the Company, on the one hand, and each Investor, on the other hand, will execute and deliver any further documents, and take any further actions, as may be reasonably requested by the other in order to give effect to the transactions contemplated hereby, including the Stash Credit, the Cash Repayment and the issuance to the Investors of the New Units.

5.    Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor, as of the date hereof and as of the Second Closing, except as otherwise indicated.

5.1.     Organization, Good Standing, Limited Liability Company Power and Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to carry on its business as presently conducted and as presently proposed to be conducted.

5.2.    Authorization. The Company has the full limited liability company power and authority to enter into this Agreement. All limited liability company action required to be taken by the Company’s board of managers and members in order to authorize the Company to execute, deliver and perform its obligations under, and to consummate the transactions contemplated by, this Agreement has been taken prior to the date hereof. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.3.    No Conflicts. The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, do not and will not (a) conflict with or violate the organizational and governing documents of the Company, (b) conflict with or violate any law applicable to the Company or (c) result in any breach of, constitute a default under, materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to any third party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to any agreement to which the Company is a party or by which the Company is bound.

5.4.    Valid Issuance of New Units.

(a)     The New Units, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued and free of restrictions on transfer other than restrictions on transfer under the Company’s then- existing limited liability company operating agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Investors. Assuming the accuracy of the representations of the Investors in Section 6 , the Units will be issued in compliance with all applicable federal and state securities laws.

(b)     No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

5.5.     Governmental Consents and Filings. Assuming the accuracy of the representations made by the Investors in Section 6, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated hereby.

6.    Representations and Warranties of the Investors. Each Investor hereby represents and warrants to the Company, severally and not jointly, that:

6.1.     Organization, Good Standing, Limited Liability Company Power and Qualification. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to carry on its business as presently conducted and as presently proposed to be conducted.

6.2.    Authorization. The Investor has the full limited liability company power and authority to enter into this Agreement. All limited liability company action required to be taken by or on behalf of the Investor to authorize the Investor to execute, deliver and perform its obligations under, and to consummate the transactions contemplated by, this Agreement has been taken prior to the date hereof. This Agreement constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

6.3.    No Conflicts. The execution, delivery and performance of this Agreement by the Investor, and the consummation of the transactions contemplated hereby, do not and will not (a) conflict with or violate the organizational and governing documents of the Investor, (b)

conflict with or violate any law applicable to the Investor or (c) result in any breach of, constitute a default under, materially impair the Investor’s rights or alter the rights or obligations of any third party under, or give to any third party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance on any of the properties or assets of the Investor or any of its subsidiaries pursuant to any agreement to which the Investor is a party or by which the Investor is bound.

6.4.    Disclosure of Information. The Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the New Units with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 5 or the right of the Investor to rely thereon.

6.5.    Restricted Securities. The Investor understands that the New Units have not been, and will not be, registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the New Units are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the New Units indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the New Units for resale. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the New Units, and on requirements relating to the Company, which are outside of the Investor’s control, and which the Company is under no obligation, and may not be able, to satisfy.

6.6.    Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

6.7.    Investment Intent. The Investor is acquiring the New Units for its own account and with no present intention of transferring or disposing of them.

7.    Miscellaneous.

7.1.    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2.    Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

7.3.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including.pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.4.    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5.    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their respective addresses as set forth on the applicable signature page hereto, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.5.

7.6.    Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and each of the Investors.

7.7.    Severability. The invalidity or unenforceability of any provision hereof in any particular context shall in no way affect the validity or enforceability of any other provision hereof or of such invalid or unenforceable provision in any alternative context. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the Parties.

7.8.    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non- defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

7.9.     Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.

7.10.    No Commitment for Additional Financing. The Company acknowledges and agrees that the Investors have not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the Conversion in exchange for the New Units on the terms and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (a) no statements, whether written or oral, made by the Investors or their respective representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any future financing or investment, (b) the Company shall not rely on any such statement by the Investors or their respective representatives, and (c) an obligation, commitment or agreement to provide or assist the Company in obtaining any future financing or investment may only be created by a written agreement, signed by an Investor and the Company, setting forth the terms and conditions of such financing or investment and stating that such parties intend for such writing to be a binding obligation or agreement. The Investors shall have the right, in their sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any future financing, investment or other assistance.

7.11.    In addition to the terms defined herein, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)     “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(b)     “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(c)     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Debt Repayment and Conversion Agreement effective as of the date first written above.

COMPANY:

APEX FINTECH SOLUTIONS LLC

By:	/s/ William Capuzzi
Name: William Capuzzi
Title: Member, Board of Managers

Address:

350 North St. Paul Street
#1300, Dallas, TX 75201
Email: legal@peak6.com
Attention: CEO and Legal Department

[Signature Page to Debt Repayment and Conversion Agreement]

IN WITNESS WHEREOF, the Parties have executed this Debt Repayment and Conversion Agreement effective as of the date first written above.

INVESTORS:

PEAK6 GROUP LLC

By:	/s/ Jay Coppoletta
Name: Jay Coppoletta
Title: Chief Corporate Development & Legal Officer

Address:

141 W. Jackson Blvd., Suite 500
Chicago, IL 60604
Email: legal@peak6.com
Attention: CEO and Legal Department

PEAK6 INVESTMENTS LLC

By:	/s/ Jay Coppoletta
Name: Jay Coppoletta
Title: Chief Corporate Development & Legal Officer

Address:

141 W. Jackson Blvd., Suite 500
Chicago, IL 60604 Email: legal@peak6.com
Attention: CEO and Legal Department